Exhibit 99.1

Q1 GAAP Diluted Earnings Per Share of $0.30, and Adjusted Diluted Earnings Per Share of $0.56, Q1 Operating 2014 Cash Flow Increased to $38.6 million, up 86.8%

WINDSOR, CT, May 1, 2014 (GLOBE NEWSWIRE) – SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the quarter that ended March 31, 2014.

Financial Highlights:

•	Record revenue of $185.8 million in the first quarter 2014, representing an increase of 7.3 percent from the first quarter 2013

•	Adjusted diluted EPS (defined below) increased to $0.56 in the first quarter of 2014, representing an increase of 24.4 percent

•	Net cash from operating activities of $38.6 million for the first three months of 2014, representing an 86.8 percent increase

•	Launched new REIT Servicing Group to address growing REIT investment accounting and reporting needs

•	Expanded office space in Windsor, Connecticut and Evansville, Indiana and secured new Boston, Massachusetts and Dublin, Ireland facilities

“SS&C continues to perform. High quality new wins in fund administration, institutional outsourcing, commercial mortgage systems, trading and fix network services validate our business model’s strength. We deliver mission critical solutions on a worldwide basis and our quality and breadth resonate with customers. We continue to generate cash, have paid down $420 million in debt since June of 2012, and we are poised to roll out new products and services,” said Bill Stone, Chairman and Chief Executive Officer, SS&C Technologies. “SS&C possesses the workforce, technology and discipline to be the long-term winner. Our opportunity is strong and our commitment matches the opportunity. With our solid foothold in the alternative investment, asset management and insurance markets and our best quarter for our institutional group in three years, SS&C is well positioned for 2014.”

Results

SS&C reported GAAP revenue of $185.8 million for the first quarter of 2014, compared to $173.2 million in the first quarter of 2013, a 7.3 percent increase. GAAP operating income for the first quarter of 2014 was $47.0 million, or 25.3 percent of revenue. This represents an increase of 12.0 percent compared to $42.0 million, or 24.2 percent of revenue, in the first quarter of 2013. GAAP net income for the first quarter of 2014 was $26.4 million compared to $21.4 million in the first quarter of 2013, a 23.4 percent increase. On a fully diluted GAAP basis, earnings per share in the first quarter of 2014 were $0.30 compared to $0.26 per share in the first quarter of 2013, a 15.4 percent increase.

Adjusted operating income (a non-GAAP measure defined in note 2 to the attached Condensed Consolidated Financial Information) in the first quarter of 2014 was $72.6 million, or 39.1 percent of adjusted revenue. This represents a 12.1 percent increase compared to $64.8 million, or 37.4 percent of adjusted revenue, in the first quarter of 2013. Adjusted net income (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) for the first quarter of 2014 was $48.3 million compared to $37.6 million in 2013’s first quarter, a 28.5 percent increase. Adjusted diluted earnings per share (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) in the first quarter of 2014 were $0.56 compared to $0.45 in the first quarter of 2013, a 24.4 percent increase.

Operating Cash Flow

SS&C generated net cash from operating activities of $38.6 million for the three months ended March 31, 2014, compared to $20.6 million for the same period in 2013, representing an 86.8 percent increase. SS&C ended the quarter with $78.4 million in cash, and $737.0 million in gross debt, for a net debt balance of $658.6 million. SS&C’s leverage ratio as defined in our credit agreement stood at 2.2 times consolidated EBITDA as of March 31, 2014.

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) recurring revenue, defined as the sum of maintenance and software-enabled services revenue for the quarter on an annualized basis, was $683.6 million based on maintenance and software-enabled services revenue of $170.9 million for the first quarter of 2014. This represents an increase of 5.7 percent from $161.8 million and $647.0 million annual run-rate in the same period in 2013 and an increase of 2.7 percent from $166.5 million for the fourth quarter of 2013, an annual run rate of $665.8 million. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Guidance

	Q2 2014	FY 2014
Adjusted Revenue ($M)	$186.5 – $190.0	$757.0 – $775.0
Adjusted Net Income ($M)	$48.5 – $50.4	$197.5 – $206.8
Cash from Operating Activities ($M)	N/A	$220.0 – $230.0
Capital Expenditures (% of revenue)	N/A	2.3% – 2.8%
Diluted Shares (M)	87.2 – 87.5	87.7 – 88.2
Effective Income Tax Rate (%)	28%	28%

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q1 earnings call will take place at 5:00 p.m. eastern time today, May 1, 2014. The call will discuss Q1 2014 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (U.S. and Canada) or 253-237-1193 (International) and request the “SS&C Technologies 2014 First Quarter Earnings Conference Call,” conference ID #22362068. A replay will be available after 8:00 p.m. eastern time on May 1, 2014, until midnight on May 7, 2014. The dial-in number is 855-859-2056 (U.S. and Canada) 404-537-3406 (International); access code #22362068. The call will also be available for replay on SS&C’s website after May 1, 2014; access: http://investor.ssctech.com/results.cfm.

Certain information contained in this press release relating to, among other things, our financial guidance for the second quarter and full year of 2014, constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, exposure to litigation, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, the market price of the Company’s stock prevailing from time to time, the Company’s cash flow from operations, general economic conditions, and those risks discussed in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission and can also be accessed on our website. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. Some 6,900 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $26 trillion in assets.

Follow SS&C on Twitter, Linkedin and Facebook. The SS&C Technologies logo is available at www.globenewswire.com/newsroom/prs/?pkgid=8587

For more information

Patrick Pedonti

Chief Financial Officer

Tel: +1-860-298-4738

E-mail: InvestorRelations@sscinc.com

Justine Stone

Investor Relations Coordinator

Tel: +1- 212-367-4705

E-mail: Justine.stone@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues:
Software-enabled services	$145,383	$135,739
Software licenses	7,499	6,070
Maintenance	25,526	26,015
Professional services	7,402	5,394

Total revenues	185,810	173,218

Cost of revenues:
Software-enabled services	85,691	80,727
Software licenses	851	1,274
Maintenance	9,931	10,520
Professional services	5,026	4,920

Total cost of revenues	101,499	97,441

Gross profit	84,311	75,777

Operating expenses:
Selling and marketing	11,898	9,464
Research and development	13,587	13,802
General and administrative	11,801	10,515

Total operating expenses	37,286	33,781

Operating income	47,025	41,996
Interest expense, net	(7,098)	(12,505)
Other (expense) income, net	(686)	146

Income before income taxes	39,241	29,637
Provision for income taxes	12,793	8,208

Net income	$26,448	$21,429

Basic earnings per share	$0.32	$0.27

Basic weighted average number of common shares outstanding	82,722	79,340

Diluted earnings per share	$0.30	$0.26

Diluted weighted average number of common and common equivalent shares outstanding	86,901	83,770

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31,	December 31,
	2014	2013
ASSETS
Current assets:
Cash	$78,371	$84,470
Accounts receivable, net	87,787	91,221
Prepaid income taxes	12,279	19,932
Deferred income taxes	5,587	6,526
Prepaid expenses and other current assets	15,661	16,567
Restricted cash	1,477	2,460

Total current assets	201,162	221,176

Property and equipment, net	53,213	51,697
Deferred income taxes	1,008	1,077
Goodwill	1,533,941	1,541,386
Intangible and other assets, net	439,043	459,988

Total assets	$2,228,367	$2,275,324

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$23,306	$23,212
Accounts payable	8,974	8,368
Income taxes payable	—	2,169
Accrued employee compensation and benefits	16,145	44,664
Other accrued expenses	26,869	26,028
Deferred maintenance and other revenue	64,810	62,561

Total current liabilities	140,104	167,002
Long-term debt, net of current portion	706,544	751,295
Other long-term liabilities	16,116	14,913
Deferred income taxes	107,851	110,406

Total liabilities	970,615	1,043,616

Total stockholders’ equity	1,257,752	1,231,708

Total liabilities and stockholders’ equity	$2,228,367	$2,275,324

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flow from operating activities:
Net income	$26,448	$21,429
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,936	24,752
Stock-based compensation expense	2,975	2,106
Income tax benefit related to exercise of stock options	(2,453)	(2,679)
Amortization of loan origination costs and original issue discount	1,520	1,388
Loss (gain) on sale or disposition of property and equipment	53	(7)
Deferred income taxes	(1,441)	(3,919)
Provision for doubtful accounts	184	184
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	2,956	(1,751)
Prepaid expenses and other assets	1,165	2,624
Accounts payable	(1,765)	(4,267)
Accrued expenses	(26,343)	(23,463)
Income taxes prepaid and payable	7,986	668
Deferred maintenance and other revenue	2,333	3,578

Net cash provided by operating activities	38,554	20,643

Cash flow from investing activities:
Additions to property and equipment	(2,758)	(2,044)
Proceeds from sale of property and equipment	—	7
Additions to capitalized software	(856)	(202)
Other	983	—

Net cash used in investing activities	(2,631)	(2,239)

Cash flow from financing activities:
Repayments of debt	(45,000)	(45,000)
Income tax benefit related to exercise of stock options	2,453	2,679
Proceeds from exercise of stock options	3,993	8,931
Purchase of common stock for treasury	(3,492)	—
Other	(512)	(1,055)

Net cash used in financing activities	(42,558)	(34,445)

Effect of exchange rate changes on cash	536	(1,281)

Net decrease in cash	(6,099)	(17,322)
Cash, beginning of period	84,470	86,160

Cash, end of period	$78,371	$68,838

Supplemental disclosure of non-cash activities:
Excess tax benefit related to stock option exercises	$—	$12,710

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenue to Adjusted Revenue

Adjusted revenue represents revenue adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenue is presented because we use this measure to evaluate the performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenue is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenue does not represent revenue, as that term is defined under GAAP, and should not be considered as an alternative to revenue as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted revenue and revenue, the GAAP measure we believe to be most directly comparable to adjusted revenue.

	Three months ended March 31,
(in thousands)	2014	2013
Revenue	$185,810	$173,218
Purchase accounting adjustments to deferred revenue	—	114

Adjusted revenue	$185,810	$173,332

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate the performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three months ended March 31,
(in thousands)	2014	2013
Operating income	$47,025	$41,996
Amortization of intangible assets	21,326	21,018
Stock-based compensation	2,975	2,106
Capital-based taxes	6	—
Unusual or non-recurring charges	1,328	(410)
Purchase accounting adjustments	(27)	65

Adjusted operating income	$72,633	$64,775

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in March 2012, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. The following is a reconciliation of EBITDA, consolidated EBITDA and adjusted consolidated EBITDA to net income.

	Three months ended March 31,		Twelve months ended March 31, 2014
(in thousands)	2014	2013
Net income	$26,448	$21,429	$122,914
Interest expense, net	7,098	12,505	35,872
Taxes	12,793	8,208	31,877
Depreciation and amortization	24,936	24,752	99,964

EBITDA	$71,275	$66,894	$290,627
Stock-based compensation	2,975	2,106	9,255
Capital-based taxes	6	—	188
Acquired EBITDA and cost savings	—	—	394
Unusual or non-recurring charges	2,014	(556)	(551)
Purchase accounting adjustments	(27)	65	(144)
Other	(49)	211	(25)

Consolidated EBITDA	76,194	68,720	299,744
Less: acquired EBITDA	—	—	(394)

Adjusted Consolidated EBITDA	$76,194	$68,720	$299,350

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three months ended March 31,
(in thousands, except per share data)	2014	2013
GAAP – Net income	$26,448	$21,429
Plus: Amortization of intangible assets	21,326	21,018
Plus: Amortization of deferred financing costs and original issue discount	1,520	1,388
Plus: Stock-based compensation	2,975	2,106
Plus: Capital-based taxes	6	—
Plus: Unusual and non-recurring items	2,014	(556)
Plus: Purchase accounting adjustments	(27)	65
Income tax effect (1)	(5,982)	(7,889)

Adjusted net income	$48,280	$37,561

Adjusted diluted earnings per share	$0.56	$0.45
GAAP diluted earnings per share	$0.30	$0.26
Diluted weighted average shares outstanding	86,901	83,770

(1)	An estimated normalized effective tax rate of 28% has been used to adjust the provision for income taxes for the purpose of computing adjusted net income.